UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2022

CORTEXYME, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38890	90-1024039
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 East Grand Ave. South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 910-5717

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CRTX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Overview of the Merger Agreement

On May 9, 2022, Cortexyme, Inc. (“Cortexyme”, “Parent” or the “Company”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Novosteo Inc., a Delaware corporation (“Novosteo”), Quince Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub I”), Quince Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub II”) and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the representative of the Participating Securityholders (as defined in the Merger Agreement). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub I will merge with and into Novosteo (the “First Merger”), with Novosteo as the surviving entity in the First Merger (the “First Step Surviving Corporation”). Immediately following the First Merger, the First Step Surviving Corporation will merge with and into Merger Sub II, with Merger Sub II surviving the merger (the “Second Merger”, and together with the First Merger, the “Mergers”). The Merger Agreement also provides, among other things, that upon consummation of the First Merger, Parent will appoint Dirk Thye, M.D., the current Chief Executive Officer of Novosteo, as Chief Executive Officer of Parent, Karen Smith, M.D., Ph.D., the current Chief Medical Officer of Novosteo, as Chief Medical Officer of Parent and Brendan Hannah, the current Chief Operating Officer of Novosteo, as Chief Business Officer of Parent. In addition, Parent has agreed to expand Parent’s Board of Directors (the “Board”) to appoint Dr. Thye and Philip Low, Ph.D., each a current director of Novosteo, as a Class II and Class I director of the Board, respectively.

Prior to the closing of the Mergers, all shares of Novosteo preferred stock will be converted into shares of Novosteo common stock. At the effective time of the First Merger: (i) each outstanding share of Novosteo common stock (other than certain specified shares, including shares held by any stockholder who has properly exercised and perfected such holder’s demand for appraisal rights under Delaware law) will be converted into the right to receive a certain number of shares of Parent common stock to be determined at the closing of the First Merger (such ratio, the “Exchange Ratio”); and (ii) each outstanding Novosteo stock option or unvested restricted stock award granted under Novosteo’s equity compensation plans will be converted into a corresponding award with respect to Parent’s common stock, with the number of shares underlying such award (and, in the case of stock options, the applicable exercise price) adjusted based on the Exchange Ratio. Each such converted equity award will continue to be subject to substantially the same terms and conditions as applied to the corresponding Novosteo equity award prior to the Mergers. In connection with the foregoing, Parent will issue approximately 6 million shares (including shares subject to the assumed equity awards); provided, that any Novosteo stockholder that is not an “Accredited Investor” (as defined in the Merger Agreement) will receive cash in lieu of shares of Parent common stock.

The Merger Agreement contains customary representations and warranties from both Cortexyme and Novosteo with respect to each party and its businesses. The Merger Agreement also contains customary covenants, including covenants by each of Cotrexyme and Novosteo, subject to certain exceptions, during the interim period between the execution of the Merger Agreement and the consummation of the First Merger, to use commercially reasonable efforts to carry on its business in the ordinary course, preserve substantially intact its current business organizations and to preserve its material relationships with its employees, suppliers, distributors, licensors, licensees, and others to whom it has contractual obligations. In addition, under the Merger Agreement, each of Cortexyme and Novosteo has agreed to use its respective reasonable best efforts to cause the transactions contemplated by the Merger Agreement to be consummated as promptly as reasonably practicable.

The closing of the transactions contemplated by the Merger Agreement is anticipated to occur within 30 days of signing the Merger Agreement and is subject to customary closing conditions, including, among other things, the adoption of the Merger Agreement by the Novosteo stockholders, the accuracy of the representations and warranties subject to certain materiality qualifications, the material compliance by the parties with their respective covenants and the absence of any law or order prohibiting the consummation of the Mergers. The Merger Agreement also provides customary termination rights and indemnification rights to each of the parties, including a termination right if the First Merger is not consummated by June 8, 2022 subject to certain limitations.

Information about Novosteo

Novosteo is a privately held biotechnology company focused on discovering and developing targeted therapeutics to treat rare skeletal diseases, bone cancer and injury. Novosteo has a precise drug-targeting platform that allows it to deliver systemically administered small molecules, peptides or large molecules directly to the site of disease or injury, thereby potentially increasing the therapeutic effect while minimizing off-target effects. Novosteo has not yet generated revenues and Novosteo’s lead candidate, NOV004, is expected to enter Phase 1 clinical trials in 2023 with planned areas of investigation including osteogenesis imperfecta, general fractures and spinal fusion.

Important Statement Regarding the Merger Agreement

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

A copy of the Merger Agreement has been included to provide Cortexyme stockholders and other security holders with information regarding its terms and the Merger Agreement itself is not intended to provide any factual information about Cortexyme or Novosteo. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Cortexyme stockholders, Novosteo security holders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Cortexyme stockholders, Novosteo security holders or other security holders. The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement and the Mergers that will be contained in Cortexyme’s Quarterly Report on Forms 10-Q, Current Report on Forms 8-K and other filings that it makes with the Securities and Exchange Commission (the “SEC”).

David Lamond, the Chairman of the Board, is also a member of the board of directors of Novosteo and a current equity holder of Cortexyme and Novosteo. The respective boards of directors of Cortexyme and Novosteo have approved the Merger Agreement, and the board of directors of Novosteo has resolved to recommend that Novosteo’s stockholders adopt the Merger Agreement.

Item 2.02 Results of Operations and Financial Condition.

On May 10, 2022, the Company announced that upon completion of the Mergers, it expects that it will have capital resources of approximately $120 million in cash, cash equivalents and investments, on a proforma basis, as of March 31, 2022. The cash, cash equivalents and investments presented as of March 31, 2022, on a proforma basis are preliminary and unaudited and the Company’s independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to such data.

The information in Item 2.02 of this Current Report on From 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing, regardless of any general incorporation language in such filing.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The shares of the Company’s common stock that may be issued to Novosteo pursuant to the Merger Agreement are exempt from registration in reliance on exemption provided for under Section 4(a)(2) of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Inducement Plan.

On May 7, 2022, the independent members of the Board approved the Company’s 2022 Inducement Plan (the “Plan”) to reserve 4,000,000 shares of the Company’s common stock to be used exclusively for grants of awards to individuals that were not previously employees or directors of the Company, as an inducement material to the individual’s entry into employment with the Company within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules. The Plan was approved by the Board without stockholder approval pursuant to Rule 5635(c)(4) and the terms and conditions of the Plan are substantially similar to the Company’s stockholder-approved 2019 Equity Incentive Plan.

Appointment of Principal Executive Officer and Appointment of Directors

On May 7, 2022, the Board approved, contingent and effective upon closing of the First Merger, the appointment of Dirk Thye, M.D. as the Chief Executive Officer of the Company and as principal executive officer and a Class II director of the Company, to fill the vacant directorship, until his successor is elected and qualified, or sooner in the event of his death, resignation or removal. Dr. Thye joins the class of directors whose term expires at the Company’s 2024 annual stockholders’ meeting.

Dr. Thye, age 53, served as the Chief Executive Officer of Novosteo from September 2021 to May 2022. Previously, from January 2016 to July 2020, Dr. Thye was the Executive Chairman of Geom Therapeutics, Inc., a biopharmaceutical company, and from September 2016 to January 2018, the Chief Executive Officer of Agenovir Corporation, a biopharmaceutical company. Dr. Thye holds a M.D. from the University of California, Los Angeles and a B.A. in Molecular Biology from the University of California, Berkeley.

In connection with his appointment as the Company’s Chief Executive Officer, the Company and Dr. Thye entered into an employment offer letter (the “Thye Offer Letter”). Pursuant to the Thye Offer Letter, for his service as Chief Executive Officer of the Company, Dr. Thye will receive an annual base salary of $550,000, subject to increases in the discretion of the Board from time to time, and is eligible to receive an annual discretionary performance bonus of up to 50% of his then-current base salary, to be prorated as of his date of hire.

In connection with the Mergers and the commencement of his employment with the Company, Dr. Thye will receive an option to purchase a number of shares of common stock of the Company, such that when added to his then-existing equity ownership of the Company as a result of the First Merger, he would own 5% of the fully diluted capitalization of the Company immediately following the closing of the Mergers (the “Option”). The Option will be granted pursuant to the Plan, at an exercise price per share equal to the closing price of the Company’s common stock on the grant date. Twenty-five percent of the shares subject to the Option will vest one year after the grant date and the remaining shares will vest in equal monthly installments over the following 36 months, subject to Dr. Thye’s continuous service with the Company through each applicable vesting date. In addition, the Thye Offer Letter provides that Dr. Thye’s existing options to purchase shares of common stock of Novosteo held as of immediately prior to the closing of the Mergers, which are being assumed by the Company in connection with the Mergers, will be amended to provide for vesting over four years in 48 equal monthly installments, retroactive to their original dates of grant and subject to Dr. Thye’s continuous service with the Company through each applicable vesting date.

The Thye Offer Letter contemplates that at closing of the First Merger, the Company and Dr. Thye will enter into an executive change in control and severance agreement (the “Thye Severance Agreement”). The Thye Severance Agreement provides for severance benefits upon a qualifying termination of employment, including modified severance benefits on a qualifying termination of employment in connection with a change in control.

If the Company terminates Dr. Thye’s employment without “cause” or if he resigns for “good reason” (as such terms are defined in the Thye Severance Agreement), he is entitled to the following severance payments and benefits, subject to a release of claims in favor of the Company: (1) 12 months of base salary continuation payments, generally payable in accordance with the Company usual payroll practices; (2) 100% of his target annual bonus for the year in which the termination occurs, prorated for his period of service with the Company during such year; (3) accelerated vesting of 50% of any outstanding time-vesting equity awards; (4) accelerated vesting of outstanding performance-vesting equity awards, with all applicable performance goals and other vesting criteria generally being deemed achieved at 50% of target, and (5) a lump-sum payment equal to the cost of 12 months of premiums for continued health benefits.

In the event that Dr. Thye’s employment is terminated by the Company without cause or by Dr. Thye for good reason within three months prior and 18 months after a “change in control” of the Company (as defined in the Thye Severance Agreement), Dr. Thye would instead be entitled to the following severance payments and benefits, subject to a release of claims in favor of the Company: (1) a cash severance payment equal to 18 months of his then-current base salary; (2) 150% of his target annual bonus for the year in which the termination occurs, prorated for his period of service with the Company during such year; (3) accelerated vesting of 100% of any outstanding time-vesting equity awards; (4) accelerated vesting of outstanding performance-vesting equity awards, with all applicable performance goals and other vesting criteria generally being deemed achieved at 100% of target as of the later of his termination or such change in control; and (5) a lump-sum payment equal to the cost of 18 months of premiums for continued health benefits.

The foregoing descriptions of the Thye Offer Letter and the Thye Severance Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

In connection with Dr. Thye’s appointment as the Company’s Chief Executive Officer and contingent and effective upon closing of the First Merger, Christopher Lowe, the Company’s current interim Chief Executive Officer, Chief Financial Officer and Chief Operating Officer will step down from his role as the interim Chief Executive Officer and his role as a principal executive officer. He will remain the Company’s Chief Financial Officer and Chief Operating Officer, and principal financial officer.

On May 7, 2022, the Board appointed Phil Low, Ph.D. to serve as a Class I director of the Company, contingent and effective upon closing of the Mergers, to fill the vacant directorship, until his successor is elected and qualified, or sooner in the event of his death, resignation or removal. Dr. Low joins the class of directors whose term expires at the Company’s 2023 annual stockholders’ meeting.

Dr. Low is entitled to receive compensation in accordance with the Company’s Outside Director Compensation Policy as currently in effect (the “Policy”), which is generally described under the heading “Non-Employee Director Compensation Arrangements” in the Company’s Proxy Statement on Schedule 14A filed with the SEC on April 27, 2022.

In accordance with the Policy, Dr. Low is entitled to receive a $35,000 annual retainer for service as a Board member.

Conditioned upon Dr. Low becoming a member of the Board and effective upon closing of the First Merger, Dr. Low will be granted an initial equity award with a stock option award under the Company’s 2019 Equity Incentive Plan covering 22,058 shares of the Company’s common stock pursuant to the Policy, delivered in the form of a nonstatutory stock option. The exercise price of the options will equal the closing sales price of the Company’s common stock on the date of grant, and the options will vest in equal annual installments over the three-year period following the date of grant, subject to the director’s continued service as a director through each such vesting date.

As an employee of the Company, Dr. Thye will not be eligible to receive additional compensation for his service as a director under the Policy.

The Company will enter into its standard form of indemnification agreement with each of Dr. Thye and Dr. Low. The indemnification agreement provides, among other things, that the Company will indemnify each of Dr. Thye and Dr. Low for certain expenses which he may be required to pay in connection with certain claims to which he may be made a party by reason of his position as a director or an officer of the Company, and otherwise to the fullest extent permitted by law. The form of indemnification agreement was previously filed by the Company as Exhibit 10.2 to its Registration Statement on Form S-1 (No. 333-230853), as amended, as originally filed on April 12, 2019, and is incorporated herein by reference.

Except as disclosed in this current report on Form 8-K, there are no arrangements or understandings between Dr. Thye or Dr. Low and any other person pursuant to which Dr. Thye was selected as an officer or a director or Dr. Low was selected as a director. There are no family relationships between Dr. Thye or Dr. Low and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. Dr. Thye or Dr. Low is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K contain “forward-looking statements” that are subject to substantial risks and uncertainties. Forward-looking statements contained herein may be identified by the use of words such as “anticipate,” “expect,” “believe,” “plan,” “intend,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “runway,” “forecast,” “potential” or other similar words. Examples of forward-looking statements include, among others, statements relating to the ability of the parties to the Merger Agreement to consummate the Mergers, satisfaction of closing conditions precedent to the consummation of the Mergers, potential delays in consummating the merger and the ability of Cortexyme to timely and successfully achieve the anticipated benefits of the Mergers, cash sufficiency forecast, the strategic development path for NOV004; its business plans, internal and external development of the pipeline, strategy, clinical trials and timeline and prospects; including plans and the ability to initiate, conduct and/or complete current and additional studies. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict and could cause actual results to differ materially from what the Company expects. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, but are not limited to, the risks and uncertainties described the section titled “Risk Factors” in the Company’s Annual Report on Form 10-Q filed with the SEC on May 10, 2022, and other reports as filed with the SEC. Forward-looking statements contained in this Current Report on Form 8-K are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger and Reorganization, dated as of May 9, 2022, by and among Cortexyme, Inc., Novosteo Inc., Quince Merger Sub I, Inc., Quince Merger Sub II, LLC and Fortis Advisors LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally to the SEC a copy of any omitted exhibits or schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEXYME, INC.

Date: May 12, 2022	By:	/s/ Christopher Lowe
Christopher Lowe
Interim Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, Director